                                                                   EXHIBIT 10.27

                             TeleHubLink Corporation
                              One Technology Drive
                                    Suite 135
                                Andover, MA 01810

March 26, 2001

To:  CFE, Inc.
     c/o General Electric Capital Corporation
     201 High Ridge Rd.
     Stamford, CT 06927

     CFE, Inc.
     c/o General Electric Capital Corporation
     2325 Lakeview Parkway, Suite 700
     Alpharetta, GA 30004-1976





Ladies and Gentlemen:

     The undersigned, TELEHUBLINK CORPORATION (the "Company"), a Delaware corporation, hereby agrees with you, the "Investor," as follows:

     1. Authorization. The Company has authorized the issuance and sale of the
        -------------
15% Convertible Promissory Note (the "Note"), the form of which is attached hereto as Exhibit A to Investor for the aggregate principal amount of Two
          ---------
Million, Five Hundred Thousand and no/100 Dollars ($2,500,000.00) (the "Required Payment"). The Company's common stock, $0.01 par value per share (the "Common Stock") issuable upon conversion of any outstanding principal and interest under the Note as set forth in Section 3.2 hereof is sometimes referred to herein as the "Securities."

     2. Sale and Purchase of Note. Upon the terms and subject to the conditions
        -------------------------
herein contained, the Company agrees to sell to the Investor, and the Investor agrees to purchase from the Company, at the Closing (as hereinafter defined) on the Closing Date (as hereinafter defined) the Note, and the Investor shall pay to the Company the Required Payment.

     3.   Closing.
          -------

          3.1 Procedure. The closing (the "Closing") of the sale to and purchase
              ---------
by the Investor of the Note for the Required Payment shall occur at the offices of Paul, Hastings, Janofsky & Walker LLP in Atlanta, Georgia, at the hour of 10:00 A.M., Eastern standard time, on March 26, 2001, or on such different time or day as the Investor and the Company shall agree (the "Closing Date"). At the Closing, the Company will deliver to the Investor an executed copy of the Note, against delivery to the Company of payment by wire transfer in an amount equal to the Required Payment by the Investor.

          3.2 Conversion. Any outstanding principal and interest on the Note
              ----------
shall be convertible into shares of Common Stock and the Company shall have authorized sufficient shares of Common Stock for such conversion, without the payment of any additional consideration by the Investor (i) at any time at the sole option of the Investor, or (ii) automatically simultaneously with the consummation of an equity offering by the Company where the gross proceeds to the Company from such equity offering are at least Ten Million Dollars ($10,000,000), with the proceeds of the Note included in such calculation of gross proceeds of such equity offering all in accordance with the provisions of
Section 2 of the Note.

     4.   Other Terms.
          -----------

          4.1 Security. To secure all indebtedness, liabilities, and obligations
              --------
of Company of any nature whatsoever which Investor may now or hereafter have, own or hold, an which are now or hereafter owing to Investor pursuant to the Note (the "Liabilities"), the Company shall execute in favor of the Investor the Security Agreement, in the form attached hereto as Exhibit B, together with all
                                                   ---------
such other documents as the Investor may reasonably request in order to perfect or maintain the perfection of the Investor's security interest thereunder.

          4.2 Agreements Regarding Interest and Other Charges. The Investor and
              -----------------------------------------------
the Company hereby agree that the only charge imposed or to be imposed by the Investor upon the Company for the use of money is and will be the interest required under the Note, which interest will be at the rates which are or will be expressed in simple interest terms in the Note as of the date of such Note. The Company hereby acknowledges and agrees that the Investor has not imposed on it any minimum borrowing requirements, reserve or escrow balances, or compensating balances relating in any way to this Agreement. In no event shall the amount of interest due and payable under this Agreement, the Note or any of the other financing documents exceed the maximum rate of interest allowed by applicable law and, in the event any such payment is inadvertently made by the Company or inadvertently received by the Investor, such excess sum shall be credited as a payment of principal. It is the express intent hereof that the Company not pay and the Investor not receive, directly or indirectly or in any manner, interest in excess of that which may be lawfully paid under applicable law.

     5. Representations and Warranties by the Company. In order to induce the
        ---------------------------------------------
Investor to enter into this Agreement and to purchase the Note, the Company hereby covenants with, and represents and warrants to the Investor as follows:

          5.1  Organization; Power; Qualification; Capital Stock.
               -------------------------------------------------

               (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own or lease and operate its properties and to carry on its business as it is now being and hereafter proposed to be conducted. The Company is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its businesses requires such qualification or authorization, except for such jurisdictions where the failure to so qualify or be authorized would not be reasonably likely to have a Materially Adverse Effect.

               (b) The Common Stock or other equity securities issuable upon conversion of the Note in accordance with its terms, shall be prior to issuance, duly authorized and reserved for issuance and, when issued, will be duly authorized, validly issued, fully paid and nonassessable Common Stock or other equity securities, free and clear of all Liens and restrictions.

          5.2 Authorization. The Company has the corporate power and has taken
              -------------
all necessary corporate action to authorize it to issue, sell and deliver the Note and to execute, deliver and perform this Agreement and the Note, in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Company and is, along with the Note, a legal, valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, or other laws affecting the enforcement of creditors' rights generally or by general equitable principles (regardless of whether such enforceability is considered in an action, suit or proceeding in equity or at law).

          5.3 Subsidiaries. The Subsidiaries of the Company are listed on
              ------------
Schedule 5.3. Each such Subsidiary is a corporation duly organized, validly
------------
existing and in good standing under the laws of the jurisdiction of its incorporation. Each such Subsidiary has the corporate power and authority to own or lease and operate its properties and to carry on its business as it is now being and hereafter proposed to be conducted. Each Subsidiary is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except for such jurisdictions where the failure to so qualify or be authorized would not be reasonably likely to have a Materially Adverse Effect. The Company owns all of the outstanding capital stock of each Subsidiary, except as set forth on Schedule 5.3.
                                           ------------

          5.4 Compliance with Other Documents and Contemplated Transactions. The
              -------------------------------------------------------------
execution, delivery and performance by the Company of this Agreement and the
Note in accordance with their respective terms, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent, approval, authorization, permit or license which has not already been obtained from, or require the Company to effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority, (ii) violate any Applicable Law with respect to the Company, except any such violation which would not be reasonably likely to have a Materially Adverse Effect, (iii) conflict with, result in a breach of, or constitute a default under (a) the Certificate of Incorporation or the

Bylaws of the Company or (b) any indenture, agreement, credit facility or other instrument to which the Company or any Subsidiary of the Company is a party or by which any such company or its properties may be bound or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Company or any of its Subsidiaries.

          5.5 Compliance with Law. Except as set forth in Schedule 5.5, hereto,
              -------------------                         ------------
the Company is in substantial compliance with all Applicable Laws, except any non-compliance which would not be reasonably likely to have a Materially Adverse Effect.

          5.6 Title to Properties. Except as set forth on Schedule 5.6, the
              -------------------                         ------------
Company has good and marketable title to, or a valid leasehold interest in, all of its assets. None of such assets is subject to any Liens, except for Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code and no other filing which names the Company as debtor or which covers or purports to cover any of the Company's assets is on file in any state or other jurisdiction, and the Company has not signed any such financing statement or filing (except as described above) or any security agreement that has not been terminated, authorizing any secured party thereunder to file any such financing statement or filing.

          5.7 Litigation. There is no action, suit or proceeding pending or, to
              ----------
the best of the Company's knowledge, threatened against or in any other manner relating directly and adversely to, the Company or any of its properties in any court or before any arbitrator of any kind or before or by any governmental body, except as described on Schedule 5.7 attached hereto, and no such action,
                             ------------
suit, proceeding or investigation (i) calls into question the validity of this Agreement, or (ii) if determined adversely to the Company, would be reasonably likely to have a Materially Adverse Effect.

          5.8 Taxes. All federal, state and other tax returns of the Company and
              -----
its Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, assessments and other governmental charges or levies upon the Company and any of its Subsidiaries and any of their properties, income, profits and assets, which are due and payable, have been paid, except any such taxes, assessments or other governmental charges or levies (i) the payment of which is being contested in good faith by appropriate proceedings,
(ii) for which adequate reserves have been provided on the books of the Company and (iii) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the Company in respect of taxes are, in the judgment of the Company, adequate.

          5.9 Financial Statements. The Company has furnished or caused to be
              --------------------
furnished to the Investor its consolidated audited balance sheet and statements of operations and cash flows for the fiscal year ended January 29, 2000 and its consolidated unaudited balance sheet and statements of operations and cash flows for the nine (9) month period ending October 28, 2000 (collectively, the "Financials"), which as of the date hereof are complete and correct in all respects and present fairly in accordance with generally accepted accounting principles the Company's financial position on and as at such dates and the results of operations for the periods then ended. There are no liabilities, contingent or otherwise, of the Company which are not disclosed in such Financials.

          5.10 No Adverse Change. Since January 29, 2000, there has occurred no
               -----------------
event which is reasonably likely to have a Materially Adverse Effect.

          5.11 ERISA. The Company and each ERISA Affiliate and each of their
               -----
respective Plans are in substantial compliance with ERISA and the Internal Revenue Code (the "Code"), and neither the Company nor any of its ERISA Affiliates has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Company has not incurred any material liability to the Pension Benefit Guaranty Corporation or any successor thereto in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan for which the Pension Benefit Guaranty Corporation or any successor thereto would guarantee payment if such Plan were terminated, and such assets are also sufficient to provide all other benefits due under the Plan prior to and upon termination. No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or any party in interest, fiduciary, trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Company, or any of its ERISA Affiliates, any trust created thereunder, or any party in interest, fiduciary, trustee or administrator thereof, or any party dealing with any such Plan or any such trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. Neither the Company nor any of its ERISA Affiliates is a participant in or obliged to make any payment to a Multi-employer Plan.

          5.12 Absence of Default, etc. The Company is in compliance with all
               -----------------------
the provisions of its Certificate of Incorporation and Bylaws, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute a default or breach by the Company under any indenture, agreement, credit facility or other instrument (collectively, the "Company Agreements") or under any judgment, decree or order to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their properties may be bound or affected, except any such default or breach which would not be reasonably likely to have a Materially Adverse Effect. All Company Agreements are in full force and effect, and the Company has no knowledge that any party to any Company Agreement is seeking or presently intends to seek to (i) terminate, amend or modify such Company Agreement or (ii) upon expiration of such Company Agreement, not renew such Company Agreement on terms substantially similar to those currently contained in such Company Agreement.

          5.13 Intellectual Property Rights. The Company owns or possesses
               ----------------------------
sufficient legal rights to all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, licenses, know-how, concepts, computer programs and software, technical data, proprietary rights, proprietary processes and other information necessary for its business as previously conducted, as now conducted and as currently proposed to be conducted by the Company (each such item, the "Company Intellectual Property") without any conflict with or infringement of the rights of others. Schedule 5.13 contains a complete
                                              -------------
list of all issued patents, service marks, trademarks and registered copyrights of the Company, any pending applications therefor and registrations, renewals, extensions and the like thereof and all other patentable Company Intellectual Property as to which the Company intends to file applications describing where the Company is currently in the application process. Except for proprietary information agreements with its employees and consultants, and licenses or agreements entered into in the ordinary course of the Company's business, consistent with past practices, there are no outstanding options, licenses, or agreements of any kind relating to any of the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, licenses, know-how, concepts, computer programs, technical data, proprietary rights, proprietary processes and information of any other person or entity. No person or entity has the right to purchase any of the Company Intellectual Property owned by the Company. Each of the federal, state and other governmental registrations with any country pertaining to the Company Intellectual Property is valid and in full force and effect. No claims are pending against the Company by any person with respect to the use of any Company Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating to the same. To the best of the Company's knowledge, none of its employees, agents or contractors is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or is subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of the Company, or that would conflict with the Company's business as it is currently proposed to be conducted. To the best of the Company's knowledge, neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as currently proposed will conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. The Company has no plan to, and does not believe it is or will be necessary to utilize, any inventions of any of its employees (or individuals it currently intends to hire) made prior to their employment by the Company that would infringe the rights of others. Schedule 5.13 sets forth a list of all
                                     -------------
jurisdictions in which the Company is operating under a trade name, and each jurisdiction in which any such trade name is registered. No patent listed on
Schedule 5.13 has been or is now involved in any interference, reissue,
-------------
reexamination or opposition proceeding, nor is the Company aware of any potentially interfering patent or patent application of any third party. No person or entity is presently selling or marketing a product which is covered by such patents, and such patents have not been challenged or threatened in any way. None of the current or former employees of the Company are named as an inventor on any pending patent application. All patents listed on Schedule 5.13
                                                                  -------------
are currently in compliance with formal legal requirements (including payment of filing, examination and maintenance fees and proofs of working or use), and, there is nothing which would render such patents invalid or unenforceable, and they are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

          5.14 Environmental Matters. Except as is described on Schedule 5.14
               ---------------------                            -------------
attached hereto:

               (a) The Property does not contain, in, on or under, including, without limitation, the soil and groundwater thereunder, any Hazardous Materials in violation of Environmental Laws or in amounts that could give rise to material liability under Environmental Laws.

               (b) The Company is in substantial compliance with all applicable Environmental Laws, and there is no condition which could interfere with the continued operation of any of the Properties in substantial compliance with Environmental Laws, or impair the financial condition of Company.

               (c) The Company has not received from any governmental authority or any other Person any complaint, notice of violation, alleged violation, investigation or advisory action or notice of potential liability regarding matters of environmental protection or permit compliance under applicable Environmental Laws with regard to the Properties, nor is the Company aware that any governmental authority is contemplating delivering to the Company any such notice. There has been no pending or, to the Company's knowledge, threatened complaint, notice of violation, alleged violation, investigation or notice of potential liability under Environmental Laws with regard to any of the Properties.

               (d) Hazardous Materials have not been generated, treated, stored, disposed of, at, on or under any of the Property, except in substantial compliance with all Environmental Laws, or in a manner that could give rise to material liability under Environmental Laws nor have any Hazardous Materials been transported or disposed of from any of the Properties to any other location, except in substantial compliance with all Environmental Laws, nor in a manner that could reasonably be anticipated to give rise to material liability under Environmental Laws.

               (e) The Company is not a party to any governmental, administrative actions or judicial proceedings pending under any Environmental Law with respect to any of the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any of the Properties.

               (f) There has been no release or threat of release of Hazardous Materials into the environment at or from any of the Properties, or arising from or relating to the operations of the Company, in violation of Environmental Laws or in amounts that could give rise to material liability under Environmental Laws.

          5.15 Investment Company Act; Public Utility Holding Company Act. The
               ----------------------------------------------------------
Company is not: (i) an "investment company" or a Company "controlled by an investment company" or (ii) required to register, in each case, under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Company of this Agreement violates any provision of such Act or requires under such Act any consent, approval or authorization of, or registration with, the Securities and Exchange Commission (the "Commission") or any other governmental or public body or authority pursuant to any provisions of such Act. The Company is not a "public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     None of the transactions contemplated by this Agreement (including, without limitation, the use of proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Securities and Exchange Act of 1934, as amended, or any regulation issued pursuant thereto including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

          5.16 Payment of Wages. The Company is in compliance in all material
               ----------------
respects with the Fair Labor Standards Act, as amended, and the Company has in all material respects paid all minimum and overtime wages required by law to be paid to its employees.

          5.17 Securities Laws. The Company and, to the best of the Company's
               ---------------
knowledge, any underwriters, sales agents, representatives or brokers representing or acting, or who have in the past represented or acted, on behalf of the Company have complied with all material federal and state securities laws in connection with the offer and sale of all securities in the Company, including the Note. The offer, sale and issuance of the Note is, and any previous private placement of securities effected by the Company was, exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and from the registration or qualification requirements of the laws of any applicable state or other jurisdiction, and neither the Company nor anyone on its behalf will take any action hereafter that would or would likely cause the loss of such exemption.

          5.18 Agreements with Affiliates and Management Agreements. Except as
               ----------------------------------------------------
set forth on Schedule 5.18 attached hereto, the Company does not have (i) any
             -------------
material agreements or binding arrangements of any kind with any Affiliates, or
(ii) any management or consulting agreements of any kind with any third party.

          5.19 Disclosure; SEC Filings. There is no fact which the Company has
               -----------------------
not disclosed to the Investor in writing which has or will have a Materially Adverse Effect. The information contained in this Agreement, the Financials and in any writing furnished pursuant hereto or in connection herewith, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or herein or necessary to make the statements therein or herein not misleading. Additionally, the Company has delivered to the Investor, true and complete copies of each registration statement, report and proxy or information statement, including, without limitation, any annual reports to stockholders incorporated by reference in any of such reports, in form (including exhibits and any amendments thereto) required to be filed with the Commission since December 31, 1998 (collectively, the "Company SEC Reports"). As of the respective dates the Company SEC Reports were filed, or, if any such Company SEC Report was amended, as of the date such amendment was filed, each of the Company SEC Reports (i) complied in all respects with all applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, misleading. Each of the audited financial statements and unaudited interim financial statements of the Company (including any related notes and schedules) included (or incorporated by reference) in its Annual Reports on Form 10-KSB for each of the last two fiscal years and its Quarterly Reports on Form 10-QSB for all interim periods subsequent thereto, as amended, fairly present, in conformity with generally accepted accounting principles, the financial position of the Company as of its date and the results of operations and changes in financial position for the period then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

     6. Conditions Precedent to Investor's Obligations at the Closing. The
        -------------------------------------------------------------
obligation of the Investor to execute this Agreement is subject to the prior fulfillment of the following conditions:

          6.1 Representations and Warranties. The representations and warranties
              ------------------------------
of the Company under this Agreement shall be true and correct as of the date hereof.

          6.2 No Material Adverse Change. There shall not have occurred any (i)
              --------------------------
change in the financial condition, business, assets or prospects of the Company or any of its Subsidiaries that constitutes a Materially Adverse Effect with respect to the Company and its Subsidiaries taken as a whole, (ii) substantive change in local, state or federal governmental regulations affecting the business of the Company or any of its Subsidiaries or the business proposed to be conducted by the Company or any of its Subsidiaries that would be reasonably likely to have a Materially Adverse Effect, (iii) material adverse change in the Company's industry generally or (iv) threatened, instituted or pending action, proceeding, application or counterclaim by or before any governmental, regulatory or administrative agency or authority, domestic or foreign, which seeks to restrain or prohibit the transactions contemplated by this Agreement or seeks damages in connection therewith or resulting therefrom, seeks to impose any limitations on the ability of the Investor effectively to acquire or to hold or to exercise full rights of ownership of the Securities, including, without limitation, the right to vote the Securities in accordance with their terms or would otherwise be reasonably likely to have a Materially Adverse Effect on the Company.

          6.3 Qualification Under State Securities Laws. All registrations,
              -----------------------------------------
qualifications, permits and approvals, including approvals of the shareholders, if required and necessary for the lawful execution, delivery and performance of this Agreement, including without limitation all such registrations, qualifications, permits and approvals required prior to the sale of the Securities shall have been obtained.

          6.4 Delivery of Documents. The Investor shall have received the
              ---------------------
following:

               (a) copies of resolutions of the Board, certified by an Authorized Signatory of the Company, authorizing and approving the execution, delivery and performance of this Agreement, and all other documents and instruments to be delivered pursuant hereto and thereto;

               (b) a copy of the Bylaws of the Company certified by an Authorized Signatory of the Company;

               (c) a true and complete copy of each and any agreements or arrangements of any kind among the shareholders of the Company, or otherwise with respect to the ownership of the Company;

               (d) good standing certificates for the Company and each Subsidiary of the Company, issued by the Secretary of State of each state in which each such corporation is incorporated or qualified to do business as a foreign corporation;

               (e) this Agreement duly executed by the Company;

               (f) a favorable opinion of Blank Rome Tenzer Greenblatt LLP, counsel for the Company, dated the Closing Date substantially in the form of
Schedule 6.4(g) attached hereto;
---------------

               (g) the Note duly executed by the Company;

               (h) a certificate of incumbency with respect to each Authorized Signatory; and

               (i) such additional supporting documentation and other information with respect to the transactions contemplated hereby as the Investor or its counsel, Paul, Hastings, Janofsky & Walker LLP, may reasonably request.

          6.5 Proceedings and Documents. All corporate and other proceedings and
              -------------------------
actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments and documents mentioned herein or incident to any such transactions, shall be reasonably satisfactory in form and substance to the Investor and to its counsel, Paul, Hastings, Janofsky & Walker LLP.

     7.   Reports; Confidentiality.
          ------------------------

          7.1 Delivery of Reports. Following the Closing, subject to Section 7.2
              -------------------
below, the Company shall provide the following reports and other information to the Investor:

               (a) within ten (10) days of each month end, monthly financial statements; and

               (b) at the end of each week, a report as to how the Company has used the proceeds provided hereunder as of that date.

          7.2 Confidentiality. Investor acknowledges that the reports provided
              ---------------
pursuant to Section 7.1 may constitute confidential, nonpublic information regarding the Company and that such reports may contain material information the possession of which would prevent Investor from trading in the Company's securities under Rule 10b-5 promulgated under the Exchange Act.

               (a) As a condition to such reports being furnished to Investor, Investor agrees to treat any and all such information contained therein as confidential. Investor agrees (i) not to disclose any such confidential information to any other person, other than to its attorneys, accountants and Affiliates on a need to know basis, until such information has been made public in the Company's periodic filings or in the absence of disclosure for a period of two (2) years and (ii) not to purchase or sell any shares of the Company's Common Stock until termination of this Section 7.2 as specified below.

               (b) Investor may terminate this Section 7.2 and the Company's delivery of reports pursuant to Section 7.1 at any time by following the procedures set forth below:

                         (i) Investor shall notify the Company in writing of its
desire to terminate the delivery of reports by the Company to Investor. Upon receipt of such written notification, the Company will immediately cease providing the reports, required by Section 7.1 hereto, to the Investor.

                         (ii) Thereafter, this Section 7.2 shall terminate upon
the earlier of (x) the filing by the Company of its next periodic report under the Exchange Act whether on Form 10-Q or Form 10-K or (y) the Company's notice to Investor that all remaining confidential information furnished to Investor has been publicly disclosed or has been determined to no longer constitute material information as to which trading restrictions would apply, which notice shall be promptly provided to Investor upon the Company's determination as specified above.

     8.   Enforcement.
          -----------

          8.1 Remedies at Law or in Equity. If any Default shall occur or if any
              ----------------------------
representation or warranty made by or on behalf of the Company in this Agreement or in any certificate, report or other instrument delivered under or pursuant to any term hereof shall be untrue or misleading in any respect as of the date of this Agreement or as of the date it was made, furnished or delivered, the Investor may proceed to protect and enforce its rights by suit in equity or action at law, whether for the specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement, or to enforce any other legal or equitable right of the Investor, or to take any one or more of such actions. In the event the Investor brings such an action against the Company, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          8.2 Cumulative Remedies. None of the rights, powers or remedies
              -------------------
conferred upon the Investor shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether now or hereafter available at law, in equity, by statute or otherwise.

          8.3 No Implied Waiver. Except as expressly provided in this Agreement,
              -----------------
no course of dealing between the Company and the Investor and no delay in exercising any such right, power or remedy conferred hereby now or hereafter existing at law, in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

     9. Definitions. Unless the context otherwise requires, the terms defined in
        -----------
this Section 9 shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

          "Affiliate" shall mean any Person which directly or indirectly controls, is controlled by, or is under common control with, the indicated Person. For purposes of this definition "control" when used with respect to any Person includes, without limitation, the direct or indirect beneficial ownership of more than fifty percent (50%) of the voting securities or voting equity or partnership interests of such Person, or the power to direct or cause the direction of the management or policies of such Person, whether by contract or otherwise.

          "Agreement" shall mean this Note Purchase Agreement.

          "Applicable Law" shall mean all provisions of constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to the Company, including, without limitation, Environmental Laws, and Title 17 of the United States Code and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Company is a party or by which it is bound.

          "Authorized Signatory" shall mean such senior personnel of the Company as may be duly authorized and designated in writing by the Company to execute documents, agreements and instruments on behalf of the Company.

          "Board" shall mean the Board of Directors of the Company.

          "Closing" shall have the meaning assigned to it in Section 3 hereof.

          "Closing Date" shall have the meaning assigned to it in Section 3 hereof.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Commission" shall have the meaning assigned to it in Section 5.15 hereof.

          "Common Stock" shall have the meaning assigned to it in Section 1 hereof.

          "Company" shall have the meaning assigned to it in the introductory paragraph hereof.

          "Company Agreements" shall have the meaning assigned to it in Section
5.12 hereof.

          "Company Intellectual Property" shall have the meaning assigned to it in Section 5.13 hereof.

          "Company SEC Reports" shall have the meaning assigned to it in Section
5.19 hereof.

          "Default" shall mean (i) a default or failure in the due observance or performance of any covenant, condition or agreement on the part of the Company or any of its Subsidiaries to be observed or performed under the terms of this Agreement, if such default or failure in performance shall remain unremedied for ten (10) days, or (ii) a default under any senior credit facility of the Company.

          "Environmental Laws" shall mean any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, permit conditions, decrees or requirements of any governmental authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including, without limitation, those relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyals, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances, including, without limitation, any provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.)
                                                                       ------
or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901, et seq.).
      ------

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect on the date hereof and as such Act may be amended thereafter from time to time.

          "ERISA Affiliate" shall mean any Person which is an "Affiliate" of the Company within the meaning of Section 414 of the Code and which, together with the Company, is treated as a single employer for purposes of such Section 414.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Financials" shall have the meaning ascribed thereto in Section 5.9 hereof.

          "Hazardous Materials" shall mean all toxic and hazardous substances and wastes and petroleum products.

          "Investor" shall have the meaning assigned to it in the introductory paragraph of this Agreement.

          "Lien" shall mean with respect to any Property, any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

          "Materially Adverse Effect" shall mean any materially adverse effect upon the business operation, assets, liabilities, financial condition, results of operations or business prospects of the Company or any of its Subsidiaries, or upon the ability of the Company to operate its current teleservices business or to develop and market its encryption security technology, or the ability of the Company to perform this Agreement, or to perform under the Note, resulting from any act, omission, situation, status, event or undertaking, either singly or taken together; provided, however, that in no event shall Materially Adverse Effect include the effects of any future general economic conditions or technological changes, including, without limitation, conditions or changes which affect prevailing interest rates.

          "Permitted Liens" shall mean (a) Liens existing on the Closing Date and disclosed on Schedule 5.6 hereto; (b) Liens imposed by governmental
                 ------------
authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceeding, if adequate reserves with respect thereto are maintained on the books of the Company in accordance with generally accepted accounting principles; (c) statutory Liens of carriers, warehousemen, mechanics, materialmen, landlords, repairmen, or other like Liens arising by operation of law in the ordinary course of business; (d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) easements, rights of way, zoning, similar restrictions and other similar encumbrances or title defects which, singularly or in the aggregate, do not in any case materially detract from the value of the property, or materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries; and (f) pledges or deposits made in the ordinary course of business in connection with workers compensation, unemployment insurance and other types of Social Security legislation.

          "Person" shall include any natural person, corporation, limited liability company, trust, association, company, partnership, joint venture and other entity and any government, governmental agency, instrumentality or political subdivision.

          "Plan" shall mean an employee benefit plan within the meaning of
Section 3(3) of ERISA or any other plan maintained for employees of any Person or any ERISA Affiliate of such Person.

          "Property" shall mean any real property or personal property, plant, building, facility, structure, underground storage tank or unit, equipment, inventory or other asset, owned, leased or operated by the Company or any Subsidiary of the Company (including, without limitation, any surface water thereon or adjacent thereto, and soil and groundwater thereunder).

          "Reportable Event" shall have the meaning set forth in Title IV of ERISA.

          "Required Payment" shall have the meaning assigned to it in Section 1 hereof.

          "Securities" shall have the meaning assigned to it in Section 1 hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended.

          "Subsidiary" shall mean (i) any corporation of which fifty percent (50%) or more of the voting stock, or any partnership of which fifty percent (50%) or more of outstanding partnership interests, is at any time owned by the Company, or by one or more Subsidiaries of the Company, or by the Company and one or more Subsidiaries of the Company, and (ii) any other entity which is controlled or capable of being controlled by the Company or by one or more Subsidiaries of the Company or by the Company and one or more Subsidiaries of the Company.

     10.  Miscellaneous.
          -------------

          10.1 Waivers and Modifications. The Investor will not be deemed as a
               -------------------------
consequence of any act, delay, failure, omission, or forebearance or for any other reason: (i) to have waived, or to be estopped from exercising, any of its rights or remedies under this Agreement, or (ii) to have modified, changed, amended, terminated, rescinded, or superseded any of the terms of this Agreement, unless such waiver, modification, amendment, change, termination, or rescission is express, in writing and signed by a duly authorized officer of the Investor. No single or partial exercise by the Investor of any right or remedy will preclude the exercise of any other right or remedy, and a waiver expressly made in writing on one occasion will be effective only in that specific instance and only for the precise purpose for which given, and will not be construed as a consent to or a waiver of any right or remedy on any future occasion. No notice to or demand on the Company in any instance will entitle the Company to any other or future notice or demand in similar or other circumstances.

          10.2 Notices. All notices, requests, consents and other communications
               -------
required or permitted hereunder shall be in writing and shall be delivered, or mailed first class postage prepaid, registered or certified mail,

               (a) If to the Investor, to the address first above written or at such other address as the Investor may specify by written notice to the Company,

               or

               (b) If to the Company, at the address first above written or at such other address as the Company may specify by written notice to the Investor,

and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered, if delivered personally, by e-mail or facsimile with confirmation of receipt or by overnight courier or, if sent by mail, at the earlier of its actual receipt or three (3) days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

          10.3 Survival of Representations and Warranties, etc. All
               -----------------------------------------------
representations and warranties made in, pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Investor, and the sale and purchase of the Note and Securities and payment therefor. All statements contained in any certificate, instrument or other writing delivered by or on behalf of the Company pursuant hereto or in connection with or contemplation of the transactions herein contemplated shall constitute representations and warranties by the Company hereunder. Any claim against the Company based upon any inaccuracy in any of the representations or breach of any of the warranties hereunder must be asserted against the Company, either by written notice given to the Company specifying with reasonable particularity the claimed inaccuracy or breach or by institution of an action at law or suit in equity against the Company and the serving of the process and complaint with respect thereto upon the Company, within two (2) years from the Closing Date.

          10.4 Severability. Should any one or more of the provisions of this
               ------------
Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement, shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

          10.5 Parties in Interest. All the terms and provisions of this
               -------------------
Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not. Subject to the immediately preceding sentence, this Agreement shall not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

          10.6 Headings. The headings of the Sections and paragraphs of this
               --------
Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          10.7 Choice of Law. It is the intention of the parties that the
               -------------
internal substantive laws, and not the laws of conflicts, of the State of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.

          10.8 Expenses. The Company will promptly pay (i) all out-of-pocket
               --------
expenses of the Investor in connection with the preparation, negotiation, execution and delivery of this Agreement, and the transactions contemplated hereunder and thereunder, whether or not the transactions contemplated by this Agreement are consummated, including, but not limited to, the reasonable fees and disbursements of counsel for the Investor, being Paul, Hastings, Janofsky & Walker LLP, provided such expense reimbursement shall be subject to a cap of $75,000, and (ii) all costs and out-of-pocket expenses of obtaining performance under this Agreement and the other agreements referenced herein or of preparing, negotiating, executing and delivering any amendment of or consent or waiver under this Agreement or the other agreements referenced herein at the Company's request, including but not limited to, reasonable fees and expenses of counsel for the Investor.

          10.9 Counterparts. This Agreement may be executed in any number of
               ------------
counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                    [NOTE PURCHASE AGREEMENT SIGNATURE PAGE]

          If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the undersigned, whereupon this letter shall become a binding contract between you and the undersigned.

                                         Very truly yours,

                                         TELEHUBLINK CORPORATION


                                         By:
                                            ------------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                    ----------------------------


                                         By:
                                            ------------------------------------
                                              Name:
                                                    ----------------------------
                                              Title:
                                                    ----------------------------



The foregoing Agreement is hereby
accepted as of the date first above written.

THE INVESTOR:

CFE, INC.

By:
   ------------------------------------
     Name:
           ----------------------------
     Title:
           ----------------------------